Exhibit 10.5

FIVE STAR PRODUCTS, INC.
10 East 40th Street, Suite 3110
New York, New York 10016

June 26, 2008

Ira Sobotko
c/o Five Star Products, Inc.
10 East 40th Street, Suite 3110
New York, NY 10016

Re:  Five Star Products, Inc. – Agreement Regarding Options

Reference is made to (i) Five Star Products, Inc., a Delaware corporation, with an address at 10 East 40th Street, Suite 3110, New York, NY (the “Company”), (ii) National Patent Development Corporation, a Delaware corporation, with an address at 10 East 40th Street, Suite 3110, New York, NY (“National Patent”), (iii) that certain Stock Option Agreement (the “Stock Option Agreement”), dated as of July 17, 2007 between the Company and Ira Sobotko (the “Grantee”), annexed hereto as Annex A, and (iv) that certain Tender Offer and Merger Agreement (the “Tender Offer Agreement”) dated as of June 26, 2008, among National Patent, NPDV Acquisition Corp. (the “Purchaser”) and the Company.

Pursuant to the Stock Option Agreement and the terms of the Company’s 2007 Incentive Stock Plan (the “2007 Plan”), Grantee was granted options (the “Options”) to purchase from the Company, all or any part of 125,000 shares (the “Option Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an initial purchase price of $0.78 per share (subject to adjustment as provided in the 2007 Plan)(the “Exercise Price”), which Options become vested and exercisable subject to the terms and conditions set forth in the Stock Option Agreement and the 2007 Plan (such vested options are referred to herein as the “Vested Options”).  As of the date hereof, Grantee holds an aggregated of 125,000 Options consisting of 41,625 Vested Options and 83,375 Options that have not yet vested and are not exercisable (the “Unvested Options”).

This agreement (this “Agreement”) is to confirm and memorialize the understanding by and among National Patent, the Company and Grantee pursuant to which the Company shall deliver to Grantee the Purchase Price (as defined herein) as consideration for Grantee’s agreement not to exercise Grantee’s Options after the date hereof and the cancellation of Grantee’s Options and the termination of the Stock Option Agreement upon payment of the Purchase Price.

Pursuant to the Tender Offer Agreement, (i) the Purchaser shall acquire all of the outstanding shares of Common Stock by commencing a tender offer (the “Tender Offer”) to purchase up to 100% of the shares of Common Stock at the Offer Price (as defined in the Tender Offer Agreement) and (ii) following the consummation of the Tender Offer, the Purchaser shall merge with and into the Company, with the Company being the surviving corporation (the “Merger”).

In connection with the Tender Offer and Merger, National Patent, the Company and Grantee hereby agree that as consideration for Grantee’s agreement to not exercise Grantee’s Options and the cancellation of Grantee’s Options and termination of the Stock Option Agreement, and in consideration for past services rendered by Grantee to the Company and future services to be rendered by Grantee to the Company, the Company shall pay to Grantee, promptly following the completion of the Merger (or such earlier date as selected by the Company), a purchase price (the “Purchase Price”) equal to $4,375 (subject to reduction for withholding taxes).

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and shall be interpreted and construed in accordance with the laws of the State of New York.  This Agreement sets forth the entire agreement between the parties hereto and shall not be modified except by written agreement signed by the parties hereto.  This Agreement shall terminate and be of no force and effect if the Merger is not consummated by December 31, 2008.

By countersigning this Agreement where indicated below and returning it to the Company, Grantee agrees to, and accepts, the terms of this Agreement.

Sincerely,

FIVE STAR PRODUCTS, INC

By:	/s/ Ira J. Sobotko
Name: Ira J. Sobotko
Title: Senior Vice President, Finance

NATIONAL PATENT DEVELOPMENT CORPORATION

By:	/s/ John C. Belknap
Name: John C. Belknap
Title: Vice President

AGREED UPON AND ACCEPTED BY:

/s/ Ira Sobotko
IRA SOBOTKO, Individually

ANNEX A